EXHIBIT A





                 (Approved by the Board of Directors - May 2000)



                            THE BOMBAY COMPANY, INC.



                                CHARTER OF THE

                         AUDIT AND FINANCE COMMITTEE

                          OF THE BOARD OF DIRECTORS





I.   PURPOSE



This Charter (the "Charter") shall govern the operations of the Audit and

Finance Committee (the "Committee") of the Board of Directors (the "Board") of

The Bombay Company, Inc., a Delaware corporation (the "Company").  The purpose of this Charter is to assist and direct the Committee in performing the following primary responsibilities:



          Monitor the Company's financial reporting processes and systems of internal controls regarding finance and accounting.



          Monitor the independence and performance of the Company's independent auditors.



          Provide a forum for communication among the Board, the independent auditors, and financial and senior management of the Company.



          Report the results of its oversight responsibilities to the Company's stockholders.



          Provide oversight of significant matters relating to financing of the

          Company's operations.



The Committee is empowered to investigate any matter brought to its attention,

with full access to all books, records, facilities and personnel of the Company and, for this purpose, to retain on behalf of the Committee outside counsel or other experts.



II.  COMPOSITION



The Committee shall be comprised of three or more directors, each of whom shall meet all requirements for independence, subject to applicable exceptions,

promulgated by the New York Stock Exchange (the "NYSE").  Each member shall be financially literate, or must become financially literate within a reasonable period of time after being elected to the Committee, and at least one member shall have accounting or related financial management expertise.



Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified.  If a member is unable to serve a full term, the Board shall elect a replacement.  The

Board shall appoint one of the members of the Committee to be Committee

Chairperson.



III. MEETINGS



The Committee shall meet at least four times annually, and more frequently as circumstances dictate.  The Committee, or its Chairperson, shall communicate each quarter with management and the independent auditors to review the

Company's interim financial statements in accordance with Section VI.1.  The

Committee shall meet at least annually with management and the independent auditors in accordance with Section VI.2.  Such meetings and communications shall be either in person or by conference telephone call.  Meetings with management and the independent auditors may be either separate or combined, at the discretion of the Committee.  Minutes shall be prepared for each meeting of the Committee, which minutes shall be submitted to the Committee for approval at a later meeting and then submitted to the Board.  The minutes of all meetings of the Committee shall be sent to the Secretary of the Company for filing.



IV.  ACCOUNTABILITY



The independent auditors shall be ultimately accountable to the Committee and the Board.  The Committee and the Board shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.



V.   RESPONSIBILITIES



The responsibilities of the Committee are set forth in Section I.  The responsibility of management is to prepare the Company's financial statements.

The responsibility of the independent auditors is to audit those financial statements.



VI.  SPECIFIC DUTIES



FINANCIAL REPORTING REVIEW



To fulfill its responsibilities, the Committee shall:



     1.   In accordance with Statement on Auditing Standards No. 71, and considering Statement on Auditing Standards No. 61, as amended ("SAS

          No. 61") as it relates to interim financial information, review and discuss the Company's quarterly operating results with management and the independent auditors.  The review and discussion shall occur prior to the release of the Company's operating results, which shall occur prior to the filing of the Company's Quarterly Reports on Form 10-Q with the Securities and Exchange Commission (the "SEC").  The

          Chairperson of the Committee may represent the entire Committee for purposes of this review.



     2.   Prior to distribution, review and discuss the annual audited financial statements of the Company with management and the independent auditors, with specific attention to those matters required to be discussed by SAS No. 61.



     3.   Based on the review and discussions described above and in

          Section VI.7., determine whether to recommend to the Board that the audited financial statements of the Company be included in the

          Company's Annual Report on Form 10-K to be filed with the SEC.



     4.   Review and discuss with the independent auditors their evaluation of the Company's financial reporting processes, both internal and external.



     5.   Review and discuss with the independent auditors their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting.  Management may be included in these discussions at the discretion of the Committee.



     6.   Review and discuss with the independent auditors and management the extent to which changes in financial or accounting practices, as approved by the Committee, have been implemented, and plans for future implementation.



INDEPENDENT AUDITORS



     7.   Receive the written disclosures and the letter required by

          Independence Standards Board Standard No. 1 from the independent auditors and discuss with them the disclosures, the letter and their independence.  Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.  Recommend, if appropriate,

          that the Board take appropriate action in response to the independent auditors' written disclosures to satisfy itself of the independent auditors' independence.



     8.   Prior to commencement of work on the annual audit by the independent auditors, discuss with them the overall scope and plan for the audit.



     9.   Following completion of work on the annual audit, discuss with the independent auditors any weaknesses disclosed in the normal course of the audit and discuss with the independent auditors and management the adequacy and effectiveness of the Company's systems of internal controls regarding finance and accounting.



     10.  Review the performance of the independent auditors and recommend annually to the Board the selection of the independent auditors.



CONFIRM INDEPENDENCE



     11.  Confirm, at least annually, that the members of the Committee continue to meet all NYSE requirements for independence.



     12.  Confirm that the Company has made to the NYSE all required affirmations regarding (i) the independence, financial literacy and accounting or related financial management expertise of the members of the Committee and (ii) the annual review and reassessment of this

          Charter.



FINANCE MATTERS



     13.  Review the Company's cash management program, including investment guidelines and management's strategy related to the investment of the

          Company's cash.



     14.  Review and approve the Company's Capital Expenditure Plan and any proposed expenditure exceeding the guidelines established in the Plan.



     15.  Review the terms and conditions of all proposed credit arrangements,

          equity offerings, stock distributions, stock splits, stock repurchases and other finance matters prior to presentation to the Board for approval.



     16.  Review compliance with the Company's policies on leasing, disposal of fixed assets, charitable contributions and consultant engagements.



CHARTER REVIEW



     17.  Review and assess the adequacy this Charter annually, recommending appropriate changes for Board approval.



LEGAL MATTERS



     18.  Review with the Company's legal counsel (i) legal compliance matters;

          (ii) annual review and compliance with the Company's Standards of

          Business Ethics and (iii) other legal matters that could have an impact on the Company's financial statements.



INTERNAL AUDIT



          19.  Review the effectiveness of the internal audit function,

          including the annual plan, activities and organizational structure of the function.  Review the results of the audits performed.  Review and concur in the appointment, replacement, reassignment or dismissal of the director of the internal audit function.